UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 1, 2013

FAB UNIVERSAL CORP.

(Exact name of registrant as specified in charter)

Colorado	001-33935	87-0609860
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address Of Principal Executive Offices) (Zip Code)

(412) 621-0902

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 1, 2013, FAB Universal Corp. issued a press release announcing the appointment of Mr. Steve Sun as Chief Operating Officer effective October 7, 2013.

Mr. Sun is a director and the chairman of the investment committee of Concord Medial Services Holdings Limited (“Concord Medical”). He served as co-chairman of the board of Concord Medical from 2008 to 2011. He was also chief financial officer of Concord Medical from 2009 to 2011. Mr. Sun was a director and the president of Aohua Medical from 2006 to 2008. Mr. Sun served as the chief operating officer of Sunshine 100 Real Estate Group, a Beijing-based real estate company, from 2004 to 2005 and executive vice president of AE Capital Markets Inc., a New York-based investment bank, from 1997 to 2000. Mr. Sun received a master’s degree in business administration from the University of Chicago Booth School of Business in 1996, a master’s degree in operational research from Xidian University in 1985 and a bachelor’s degree in mathematics from Heilongjiang University in 1983.

Mr. Sun has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Sun had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press release dated November 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2013

FAB UNIVERSAL CORP.

By:  /s/Christopher J. Spencer

Name:  Christopher J. Spencer

Title:    CEO and President

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